Tidal Trust IV 485BPOS

Exhibit 99.(h)(i)(ii)

SECOND AMENDMENT

TO THE FUND ADMINISTRATION SERVICING AGREEMENT

THIS SECOND AMENDMENT, effective as of November 4, 2025, to the Fund Administration Servicing Agreement (the “Agreement”) dated as of April 15, 2025, by and between Tidal Trust IV, a Delaware statutory trust (the “Trust”), Tidal ETF Services LLC, a Delaware limited liability company (“Tidal”) and Tidal Investments LLC (the “Adviser”), solely in respect of the rights and obligations set forth in Section 4 and applicable provisions of Section 12 and 13 of the Agreement.

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement to update Exhibit A to:

Add the following funds:

LOGIQ Contrarian Opportunities ETF

WHEREAS, Section 11 of the Agreement allows for its amendment by written agreement executed by the Trust and Tidal and approved by the Board of Trustees of the Trust.

NOW, THEREFORE, the parties agree as follows:

Exhibit A of the Agreement is hereby superseded and replaced in its entirety with Amended Exhibit A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

TIDAL TRUST IV		TIDAL ETF SERVICES LLC

By:	/s/Eric Falkeis	By:	/s/Gavin Filmore
Name:	Eric Falkeis	Name:	Gavin Filmore

Title:	President	Title:	CRO

Date:	11/05/2025	Date:	11/05/2025

Amended Exhibit A

to the

Fund Administration Servicing Agreement

Separate Series (Funds) of Tidal Trust IV

Name of Series

HyperScale Leaders ETF

Voya Multi-Sector Income ETF

Voya Ultra Short Income ETF

Voya Core Bond ETF

Portfolio Building Block European Banks Index ETF

Portfolio Building Block World Pharma and Biotech Index ETF

Portfolio Building Block Integrated Oil and Gas and Exploration and Production Index ETF

LOGIQ Contrarian Opportunities ETF

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